UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 2, 2006

                           Community Bank System, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                              001-13695               16-1213679
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)

5790 Widewaters Parkway, DeWitt, New York                         13214
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (315) 445-2282

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01 Other Events

On August 2, 2006, Community Bank System, Inc. (the "Company") entered into an Agreement and Plan of Merger with ONB Corporation, a bank holding company headquartered in Clifton Springs, New York, to acquire Ontario National Bank in an all-cash transaction valued at $210 per share, or approximately $15.7 million in the aggregate. This acquisition, which is subject to regulatory approval and vote of ONB Corporation shareholders, is expected to close during the fourth quarter of 2006.

Further details are contained in the press release attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

         The following Exhibit is filed as an exhibit to this Form 8-K.


    Exhibit No.                              Description

         99.1 Press Release, dated August 3, 2006, announcing the execution of a definitive merger agreement with ONB Corporation.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Community Bank System, Inc.

                                   By:  /s/ Mark E. Tryniski
                                        ---------------------
                                   Name:  Mark E. Tryniski
                                   Title: President and Chief Executive Officer


Dated: August 7, 2006

                                  EXHIBIT INDEX

       Exhibit No.                              Description

         99.1 Press Release, dated August 3, 2006, announcing the execution of a definitive merger agreement with ONB Corporation.